U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                      FORM 8-K/A


                                     CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 19, 2005

                          5G WIRELESS COMMUNICATIONS, INC.
                 (Exact Name of Company as Specified in Its Charter)

          Nevada                      0-30448                20-0420885
(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
        of Incorporation)                                  Identification No.)

     4136 Del Rey Avenue, Marina Del Rey, California             90292
        (Address of Principal Executive Offices)               (Zip Code)

           Company's telephone number, including area code:  (310) 448-8022


            (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
      2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
      4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 19, 2005, the Company hired Lawrence C. Early as its chief financial officer and principal accounting officer. Mr. Early joined the Company from uWink, Inc. (OTCBB:UWNK), an entertainment software developer where he served as the chief financial officer from
May 2004 until joining the Company.  For the period of October 2003 to
May 2004 he worked as a consultant for Peoplesupport (NASD: PSPT).
Mr. Early was employed as controller and principal accounting officer of Accesspoint Corporation (OTCBB: ASAP), an e-commerce software
developer, from October 2002 to October 2003.    He took time off for
family reasons from August 2002 to October 2002. Mr. Early's prior position was regional controller for the Southwest operations of Westsun America, Inc. from November 2001 to August 2002. He functioned as an independent accountant from August 2001 to November 2001.

From May 1999 to November 2000, Mr. Early was the chief financial officer and principal accounting officer, of eSat, Inc., a software developer specializing in providing Internet connectivity via satellite in large distributed system environments; he served as a consultant for this company from November 2000 to August 2001. Mr. Early holds a masters of business administration degree (international finance) from the American Graduate School of International Management, and a bachelor of arts degree (finance) from California State University, Fresno. Mr. Early is a member of the Institute of Managerial Accountants and the American Institute of Certified Public Accountants.

Mr. Early does not have an employment agreement with the Company.


                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       5G Wireless Communications, Inc.



Dated: December 5, 2005                By: /s/ Jerry Dix
                                       Jerry Dix
                                       Chief Executive Officer